Exhibit 10.6(b)

RACKSPACE HOSTING, INC.

AMENDMENT NO. 1 TO AMENDED AND RESTATED

2007 LONG TERM INCENTIVE PLAN

WHEREAS, the Board of Directors and stockholders of Rackspace Hosting, Inc., a Delaware corporation (the “Company”), have approved an amendment to the Company’s Amended and Restated 2007 Long Term Incentive Plan (the “Plan”) in order to increase the number of shares of Common Stock reserved thereunder from 4,600,000 to 10,000,000.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first paragraph of Section 3 of the Plan is hereby amended and restated in its entirety to be and read as follows:

A. “Subject to the provisions of Section 20 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 10,000,000 Shares, plus any Shares that, as of the Effective Date, have been reserved but not issued pursuant to any awards granted under the Company’s 2005 Nonqualified Stock Option Plan, 2003 Stock Option Plan, or 1999 Assumed Stock Option Plan or the Webmail.us, Inc. 2004 Stock Incentive Plan as Amended in 2006 (collectively, the “Prior Plans”) and are not subject to any awards granted thereunder (the “Aggregate Limit”), subject to adjustment under Section 3(b). The Shares may be authorized, but unissued, or reacquired Common Stock.”

2. Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned officer hereby certifies that the foregoing amendment to the Plan has been duly adopted and approved by the Company’s Board of Directors and stockholders.

Dated: June 6, 2008	RACKSPACE HOSTING, INC.

	By:	/s/ Alan Schoenbaum
Senior VP, General Counsel, Secretary